UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2023

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40991	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue

Miami, Florida 33172

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 836-6858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001	BSFC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed on August 21, 2023, NASDAQ Listing Qualifications staff (“Staff”) notified Blue Star Foods Corp., a Delaware corporation (the “Company”) that we no longer complied with the minimum $2,500,000 stockholders’ equity required for continued listing, or any of the alternative requirements pursuant to Listing Rule 5550(b). The Company requested a hearing, which was held on June 29, 2023.

The Panel granted the Company’s request for continued listing on The NASDAQ Capital Market, subject to (i) the Company filing a registration statement with the SEC for a $5 million public offering by July 28, 2023 and (ii) the Company demonstrating compliance with Listing Rule 5550(b)(1) by August 18, 2023.

On August 17, 2023, the Company requested that the Panel extend the date by which the Company must demonstrate compliance to September 15, 2023. On August 23, 2023, the Panel granted the Company’s request for extension.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE STAR FOODS CORP.

Date: August 29, 2023	By:	/s/ John Keeler
John Keeler Executive Chairman and Chief Executive Officer